Exhibit 99.1

MASSBANK CORP.	July 21, 2004
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS SECOND QUARTER 2004 EARNINGS OF

$1.73 MILLION OR $0.39 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK (the “Bank”), today reported net income of $1,734,000 or $0.39 in diluted earnings per share for the second quarter 2004, compared with net income of $1,986,000 or $0.44 in diluted earnings per share in the second quarter of 2003. Basic earnings per share in the recent quarter were $0.39 per share compared to $0.45 per share in the second quarter of last year. For the six months ended June 30, 2004, the Company reported net income of $3,683,000 or $0.81 in diluted earnings per share ($0.83 in basic earnings per share). This compares to $3,931,000 or $0.86 in diluted earnings per share ($0.88 in basic earnings per share) for the six months ended June 30, 2003.

The Company’s earnings in the recent quarter compared to the same quarter of 2003 reflect a decrease in net interest income of $699,000. This is partially offset by a decrease in non-interest expense of $265,000 and a negative loan loss provision of $51,000 due to a low level of problem loans and a reduction in the size of the Bank’s loan portfolio. Also impacting earnings for the second quarter 2004 is a decrease of $64,000 in non-interest income.

The decline in net income was attributable to a low interest rate environment. Interest income from the Bank’s loans and mortgage-backed securities declined due to prepayment activity that reduced the Bank’s portfolios of these higher yielding assets. The cash flow from this prepayment activity was invested at lower yields but for shorter terms in anticipation of higher-rate opportunities in the future. Consequently, the Company’s net interest margin for the recent quarter declined to 2.10% from 2.32% for the same quarter last year. Rising interest rates will likely have a positive affect on the Bank’s future net interest income and net interest margin.

The Company’s total assets decreased $28.7 million to $980.5 million at June 30, 2004 from $1.009 billion at June 30, 2003. Deposits decreased $32.0 million or 3.6% year-over-year from $892.3 million at June 30, 2003 to $860.2 million at June 30, 2004. Stockholders’ equity was $107.7 million at June 30, 2004, representing a book value of $24.51 per share. This compares to $110.1 million at June 30, 2003 representing a book value of $25.20 per share.

July 21, 2004

Page Two

The Company’s non-accrual loans remain low totaling $398,000 at June 30, 2004 representing 0.16% of total loans. This compares to $367,000 representing 0.13% of total loans at June 30, 2003. At June 30, 2004 the Bank’s allowance for loan losses totaled $1.439 million representing 0.59% of total loans and 362% of non-accrual loans. This compares to $2.023 million representing 0.71% of total loans and 551% of non-accrual loans at June 30, 2003. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $616,000 at June 30, 2004 compared to $630,000 a year earlier. This is intended to protect the Bank against loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.25 per share. This, the Company’s seventy-second consecutive dividend, will be payable on August 19, 2004 to stockholders of record at the close of business on August 4, 2004.

Stock Repurchase Program

During the three months ended June 30, 2004, the Company continued the repurchase of its common stock by acquiring 38,000 shares. As of June 30, 2004 there were 57,000 shares available for repurchase in the current program.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

July 21, 2004

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
For the Period Ended
Total interest and dividend income	$8,121	$9,860	$16,466	$20,221
Total interest expense	3,096	4,136	6,200	8,749

Net interest income	5,025	5,724	10,266	11,472
Provision for loan losses	(51)	—	(113)	—
Gains on securities, net	186	192	760	232
Other non-interest income	342	400	629	666
Non-interest expense	2,964	3,229	6,124	6,278
Income tax expense	906	1,101	1,961	2,161

Net income	$1,734	$1,986	$3,683	$3,931

Weighted Average Common Shares Outstanding
Basic	4,416,159	4,428,159	4,421,777	4,492,377
Diluted	4,501,866	4,530,748	4,523,552	4,583,407

Per Common Share
Earnings:
Basic	$0.39	$0.45	$0.83	$0.88
Diluted	0.39	0.44	0.81	0.86
Cash dividends paid	0.25	0.23	0.50	0.46
Book value (period end)			24.51	25.20

Ratios (1)
Return on average assets	0.70%	0.79%	0.75%	0.78%
Return on average equity	6.33	7.11	6.65	6.92
Interest rate spread	1.96	2.13	1.99	2.11
Net interest margin	2.10	2.32	2.14	2.33
Total equity to assets (period end)			10.98	10.91

	At June 30,
	2004	2003
At Period End
Assets	$980,450	$1,009,163
Deposits	860,233	892,279
Loans	244,722	286,536
Stockholders’ equity	$107,669	$110,138
Common shares outstanding	4,393,425	4,370,125

Asset Quality
Non-accrual loans	$398	$367
Real estate acquired through foreclosure	—	—

Total non-performing assets	$398	$367
Allowance for loan losses (2)	$1,439	$2,023

Non-accrual loans to total loans	0.16%	0.13%
Allowance for loan losses as a % of non-accrual loans	361.6%	551.2%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.
(2)	Amount reported for 2003 has been reclassified to adjust for allowance for loan losses on off-balance sheet credit exposures (shown separately on the balance sheet) to facilitate comparison with the current fiscal year.

July 21, 2004

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At June 30, 2004	At June 30, 2003
Assets:
Cash and due from banks	$7,374	$8,979
Interest-bearing deposits in banks	6,507	6,117
Federal funds sold	148,546	206,379
Short-term investments	987	23,220
Debt securities available for sale:
Mortgage-backed securities	119,996	127,265
Other securities	336,114	257,399
Equity securities available for sale	8,644	12,272
Mortgage-backed securities held-to-maturity	4,911	—
Trading securities	78,209	67,940
Loans:
Mortgage loans	234,132	273,137
Other loans	10,590	13,399

Total loans	244,722	286,536
Allowance for loan losses	(1,439)	(2,023)

Net loans	243,283	284,513
Premises and equipment	6,667	7,176
Accrued interest receivable	3,724	3,568
Goodwill	1,090	1,090
Income tax receivable, net	1,910	717
Other assets	12,488	2,528

Total assets	$980,450	$1,009,163

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$83,504	$83,984
Savings	586,314	598,059
Time certificates of deposit	190,415	210,236

Total deposits	860,233	892,279
Escrow deposits of borrowers	949	1,219
Deferred income taxes	—	1,999
Allowance for loan losses on off-balance sheet credit exposures	616	630
Other liabilities	10,983	2,898

Total liabilities	872,781	899,025
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,717,305 and 7,651,005 shares issued, respectively	7,717	7,651
Additional paid-in capital	54,946	53,535
Retained earnings	100,506	97,122

	163,169	158,308
Treasury stock at cost 3,323,880 and 3,280,880 shares, respectively	(55,650)	(54,176)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	150	6,006
Shares held in rabbi trust at cost 26,600 and 25,200 shares, respectively	(567)	(515)
Deferred compensation obligation	567	515

Total stockholders’ equity	107,669	110,138

Total liabilities and stockholders’ equity	$980,450	$1,009,163

July 21, 2004

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	June 30, 2004	June 30, 2003
Interest and dividend income:
Mortgage loans	$3,445	$4,668
Other loans	166	221
Securities available for sale:
Mortgage-backed securities	1,492	2,216
Other securities	2,127	1,649
Mortgage-backed securities held-to-maturity	48	—
Trading securities	309	306
Federal funds sold	439	689
Other investments	95	111

Total interest and dividend income	8,121	9,860

Interest expense:
Deposits	3,096	4,136

Total interest expense	3,096	4,136

Net interest income	5,025	5,724
Provision for loan losses	(51)	—

Net interest income after provision for loan losses	5,076	5,724

Non-interest income:
Deposit account service fees	112	133
Gains (losses) on securities available for sale, net	679	(159)
Gains (losses) on trading securities, net	(493)	351
Other	230	267

Total non-interest income	528	592

Non-interest expense:
Salaries and employee benefits	1,831	1,969
Occupancy and equipment	522	536
Data processing	123	130
Professional services	103	108
Advertising and marketing	31	45
Deposit Insurance	42	45
Other	312	396

Total non-interest expense	2,964	3,229

Income before income taxes	2,640	3,087
Income tax expense	906	1,101

Net income	$1,734	$1,986

Weighted average common shares outstanding:
Basic	4,416,159	4,428,159
Diluted	4,501,866	4,530,748
Earnings per share (in dollars):
Basic	$0.39	$0.45
Diluted	0.39	0.44

July 21, 2004

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Six Months Ended
	June 30, 2004	June 30, 2003
Interest and dividend income:
Mortgage loans	$7,027	$9,599
Other loans	335	460
Securities available for sale:
Mortgage-backed securities	2,977	4,906
Other securities	4,388	3,142
Mortgage-backed securities held-to-maturity	48	—
Trading securities	594	569
Federal funds sold	925	1,310
Other investments	172	235

Total interest and dividend income	16,466	20,221

Interest expense:
Deposits	6,200	8,749

Total interest expense	6,200	8,749

Net interest income	10,266	11,472
Provision for loan losses	(113)	—

Net interest income after provision for loan losses	10,379	11,472

Non-interest income:
Deposit account service fees	233	270
Gains (losses) on securities available for sale, net	1,043	(41)
Gains (losses) on trading securities, net	(283)	273
Other	396	396

Total non-interest income	1,389	898

Non-interest expense:
Salaries and employee benefits	3,728	3,811
Occupancy and equipment	1,120	1,109
Data processing	260	274
Professional services	240	219
Advertising and marketing	48	70
Deposit Insurance	83	90
Other	645	705

Total non-interest expense	6,124	6,278

Income before income taxes	5,644	6,092
Income tax expense	1,961	2,161

Net income	$3,683	$3,931

Weighted average common shares outstanding:
Basic	4,421,777	4,492,377
Diluted	4,523,552	4,583,407
Earnings per share (in dollars):
Basic	$0.83	$0.88
Diluted	0.81	0.86